Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters
One Campus Martius • Detroit, Michigan 48226
(313) 227-7300

For Immediate Release

July 21, 2011

Compuware Earns Eight Cents Per Share in Q1

•	Total revenues increase 11.4 percent year-over-year to $230.0M (up 6.5 percent in constant currency); earnings per share increase 33 percent from Q1 last year

•	APM subscription fees increase 40.6 percent year-over-year to $18.7M

•	Covisint application services fees increase 43.8 percent year-over-year to $16.2 million

•	Mainframe license fees jump 28.3 percent year-over-year to $18.6M

•	Professional Services fees rise 18.6 percent year-over-year to $53.6M; Professional Services achieves 15.8 percent contribution margin, up from 10.9 percent last Q1

DETROIT--July 21, 2011--Compuware Corporation (NASDAQ: CPWR), the technology performance company, today announced financial results for its first quarter ended June 30, 2011.

“Compuware delivered positive Q1 results across our business units, resulting in double digit year-over-year increases in both revenues and earnings,” said Compuware Chief Executive Officer Bob Paul. “These results position Compuware well to meet its strategic and financial goals for the year as catalysts like the dynaTrace acquisition, increased demand for multi-enterprise collaboration (Covisint), emerging market expansions and unrelenting demand for optimally performing applications create additional velocity for our growth engines.”

First Quarter Fiscal Year 2012 Results

During the company’s first quarter, software license fees were $34.1 million, up from $33.3 million in the first quarter last year. Maintenance and subscription fees were $126.1 million in the first quarter, up from $116.8 million in the first quarter last year. Revenue from professional services in the first quarter was $69.8 million, up from $56.4 million in the same quarter last year.

During the first quarter, total revenues were $230.0 million, up from $206.5 million in the first quarter last year. Net income was $17.0 million, compared to $12.6 million in the first quarter last year. Earnings per share were eight cents compared to six cents last year, based upon 222.9 million and 227.6 million shares outstanding, respectively.

First Quarter Fiscal Year 2012 Highlights

During the first quarter, Compuware:

•
Announced that Co-Founder Peter Karmanos, Jr. moved to a position as Executive Chairman of the Board, Bob Paul was named Chief Executive Officer and Joseph Angileri joined Compuware as its President and Chief Operating Officer.

•
Announced that it rebranded its Application Performance Management (APM) products to a single product family name, Compuware Gomez®, and also released its integrated APM solution, the Compuware Gomez platform®.

Compuware Earns Eight Cents Per Share in Q1
July 21, 2011

•	Integrated the Compuware Gomez Platform® with Google's Page Speed to help organizations optimize web application performance.

•
Announced that Enterprise Management Associates, a leading analyst firm, published an EMA Impact Brief report titled: "Compuware Gomez Targets End-to-End Application Delivery Across Ecosystems in Spring Announcements," that reaffirms Compuware's leadership position in the application performance management market.

•
Announced that Covisint and JVHL, a network consortium of 129 hospital laboratories located throughout Michigan, are delivering a statewide solution to automatically standardize laboratory orders and results, while still allowing physicians to use their preferred terminology and pick lists.

•	Announced that Covisint and Vermont Blueprint for Health together were named "Innovation Award" winners by Microsoft Health User Group at the Microsoft Connected Health Conference.

•	Announced that American Express won the One Million Dollar Grand Prize in Compuware's Mainframe Cost Savings Program.

•
Launched 17 new international Compuware Gomez Benchmarks that provide companies with valuable competitive and market-leader insight into web and mobile site performance; and also launched the U.S. Healthcare Information benchmarks that include both Home Page and Last Mile measurements.

•	Launched the industry's first Social Networking Mobile Site Performance Index.

•	Announced the results of its 2011 U.S. Tax Season study of 11 top online tax preparation and filing web sites, revealing inconsistent performance on the April 18 tax filing deadline day.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the financial information included in and following this press release uses a non-GAAP measure for revenue. Compuware management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Compuware’s ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors. A reconciliation of non-GAAP to GAAP information is contained in the financial statements following this press release.

Compuware Corporation

Compuware Corporation, the technology performance company, provides software, experts and best practices to ensure technology works well and delivers value. Compuware solutions make the world’s most important technologies perform at their best for leading organizations worldwide, including 46 of the top 50 Fortune 500 companies and 12 of the top 20 most visited U.S. web sites. Learn more at: http://www.compuware.com.

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Compuware Earns Eight Cents Per Share in Q1
July 21, 2011

Conference Call Information

Compuware will host a conference call to discuss these results at 5:00 p.m. Eastern time (21:00 GMT) today. To join the conference call, interested parties in the United States should call 800-230-1059. For international access, the conference call number is +1-612-234-9959. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 208368. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Communications and Investor Relations, +1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	AS OF JUNE 30,
ASSETS
	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$194,866	$138,670
Accounts receivable, net	419,978	399,976
Deferred tax asset, net	42,570	49,410
Income taxes refundable	6,213	4,965
Prepaid expenses and other current assets	34,278	25,645
Total current assets	697,905	618,666

PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	331,272	338,739

CAPITALIZED SOFTWARE AND OTHER INTANGIBLE ASSETS, NET	80,876	83,640

ACCOUNTS RECEIVABLE	204,397	200,309
DEFERRED TAX ASSET, NET	43,333	35,293
GOODWILL	607,794	591,455
OTHER ASSETS	37,954	28,305

TOTAL ASSETS	$2,003,531	$1,896,407

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,858	$14,339
Accrued expenses	81,565	70,944
Income taxes payable	12,264	23,211
Deferred revenue	446,309	441,068
Total current liabilities	557,996	549,562

DEFERRED REVENUE	366,374	342,273

ACCRUED EXPENSES	25,406	33,376

DEFERRED TAX LIABILITY, NET	72,552	48,989
Total liabilities	1,022,328	974,200

SHAREHOLDERS' EQUITY:
Common stock	2,185	2,236
Additional paid-in capital	666,533	609,249
Retained earnings	314,052	307,394
Accumulated other comprehensive income (loss)	(1,567)	3,328
Total shareholders' equity	981,203	922,207

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,003,531	$1,896,407

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED JUNE 30,

	2011	2010
REVENUES:
Software license fees	$34,126	$33,330
Maintenance and subscription fees	126,109	116,759
Professional services fees	69,739	56,396
Total revenues	229,974	206,485

OPERATING EXPENSES:
Cost of software license fees	3,536	3,416
Cost of maintenance and subscription fees	16,658	13,287
Cost of professional services	61,953	50,713
Technology development and support	24,701	21,541
Sales and marketing	61,995	57,704
Administrative and general	41,514	37,437
Total operating expenses	210,357	184,098

INCOME FROM OPERATIONS	19,617	22,387

OTHER INCOME (EXPENSE)
Interest income	1,001	909
Other	(3)	(44)

OTHER INCOME, NET	998	865

INCOME BEFORE INCOME TAXES	20,615	23,252

INCOME TAX PROVISION	3,630	10,607

NET INCOME	$16,985	$12,645

DILUTED EPS COMPUTATION
Numerator: Net income	$16,985	$12,645
Denominator:
Weighted-average common shares outstanding	218,200	224,538
Dilutive effect of stock options	4,748	3,037
Total shares	222,948	227,575
Diluted EPS	$0.08	$0.06

COMPUWARE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	THREE MONTHS ENDED JUNE 30,
	2011	2010
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$16,985	$12,645
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	13,015	12,213
Stock award compensation	5,323	5,304
Deferred income taxes	(1,200)	(6,079)
Other	45	336
Net change in assets and liabilities, net of effects from currency fluctuations:
Accounts receivable	64,773	62,573
Prepaid expenses and other current assets	3,787	19,659
Other assets	(6,557)	1,452
Accounts payable and accrued expenses	(31,561)	(35,066)
Deferred revenue	(52,356)	(64,919)
Income taxes	2,952	8,024
Net cash provided by operating activities	15,206	16,142

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of:
Property and equipment	(5,020)	(4,268)
Capitalized software	(3,593)	(4,506)
Net cash used in investing activities	(8,613)	(8,774)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Net proceeds from exercise of stock options including excess tax benefits	5,142	2,227
Employee contribution to common stock purchase plans	779	719
Repurchase of common stock	0	(16,160)
Net cash provided by (used in) financing activities	5,921	(13,214)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,108	(5,381)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,622	(11,227)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	180,244	149,897

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$194,866	$138,670

COMPUWARE CORPORATION AND SUBSIDIARIES
OPERATIONAL HIGHLIGHTS
(Dollar Amounts In Thousands)

	QUARTER			QUARTER
	ENDED			ENDED
	JUN 30,		YR - YR	MAR 31,	QTR - QTR
	2011	2010	% Chg	2011	% Chg
Products:
Software License Fees:
Distributed License Fees:
Gomez on-premises	$11,453	$14,232	(19.5%)	$24,301	(52.9%)
Changepoint	1,994	2,352	(15.2%)	3,081	(35.3%)
Uniface	1,981	2,038	(2.8%)	4,793	(58.7%)
Other	73	187	(61.0%)	37	97.3%
Distributed License Fees	15,501	18,809	(17.6%)	32,212	(51.9%)
Mainframe License Fees	18,625	14,521	28.3%	23,438	(20.5%)
Total Software License Fees	34,126	33,330	2.4%	55,650	(38.7%)

Maintenance and Subscription Fees:
Distributed Products	30,240	26,127	15.7%	27,850	8.6%
Mainframe Products	76,745	77,360	(0.8%)	77,231	(0.6%)
Subscription	19,124	13,272	44.1%	18,949	0.9%
Total Maintenance and Subscription Fees	126,109	116,759	8.0%	124,030	1.7%

Total Product Software Revenue:
Distributed Products	45,741	44,936	1.8%	60,062	(23.8%)
Mainframe Products	95,370	91,881	3.8%	100,669	(5.3%)
Subscription	19,124	13,272	44.1%	18,949	0.9%
Total Product Software Revenue	$160,235	$150,089	6.8%	$179,680	(10.8%)

Total Product Software Revenue by Geography
North America	$88,841	$83,951	5.8%	$95,541	(7.0%)
International	$71,394	$66,138	7.9%	$84,139	(15.1%)

Total Cost of Product Software Revenue	$106,890	$95,948	11.4%	$111,413	(4.1%)

Deferred License Fees
Current	$37,226	$46,168	(19.4%)	$41,725	(10.8%)
Long-term	$19,374	$36,424	(46.8%)	$24,345	(20.4%)

Deferred During Quarter	$2,875	$7,000	(58.9%)	$8,103	(64.5%)
Recognized During Quarter	$13,566	$15,271	(11.2%)	$14,704	(7.7%)

Professional Services:
Professional Services Fees	$53,572	$45,157	18.6%	$52,626	1.8%
Application Services Fees	16,167	11,239	43.8%	17,245	(6.3%)
Total Professional Services Fees	$69,739	$56,396	23.7%	$69,871	(0.2%)

Professional Services Contribution Margin	15.8%	10.9%		15.9%
Application Services Contribution Margin	-4.1%	6.8%		2.3%
Total Professional Services Fees Contribution Margin	11.2%	10.1%		12.5%

Billable Professional Services Headcount	1,335	1,171	14.0%	1,312	1.8%
Application Services Headcount	329	309	6.5%	300	9.7%

Other:
Total Company Headcount	4,497	4,256	5.7%	4,396	2.3%

Total DSO (Billed)	64.7	64.3		79.8
Total DSO	164.4	174.3		171.1

COMPUWARE CORPORATION AND SUBSIDIARIES
PRODUCT COMMITMENTS
(In Thousands)

	QUARTER ENDED
	JUNE 30, 2011	JUNE 30, 2010

License fees	$34,126	$33,330

Change in deferred license fees	(10,691)	(8,271)

License contracts entered into during period	23,435	25,059

Maintenance and subscription fees	126,109	116,759

Change in deferred maintenance and subscription fees	(40,882)	(57,515)

Maintenance and subscription contracts & renewals entered into during period	85,227	59,244

Total products commitments during period	$108,662	$84,303

Maintenance and subscription arrangements and certain license arrangements are recognized ratably over the contract term.  Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods.

COMPUWARE CORPORATION AND SUBSIDIARIES
BUSINESS UNIT RESULTS OF OPERATIONS
(In Thousands)

Three Months Ended:	APM	Changepoint	Mainframe	Uniface	Professional Services	Application Services	Unallocated Expenses (1)	Total

June 30, 2011

Software license fees	$11,453	$1,994	$18,698	$1,981	$-	$-	$-	$34,126

Maintenance and subscription fees	37,094	4,302	76,975	7,738	-	-	-	126,109

Professional services fees	6,966	3,670	1,833	1,206	39,897	16,167	-	69,739

Total revenues	55,513	9,966	97,506	10,925	39,897	16,167	-	229,974

Operating expenses	69,439	11,362	24,076	5,400	31,589	16,834	51,657	210,357

Income (loss) from operations	$(13,926)	$(1,396)	$73,430	$5,525	$8,308	$(667)	$(51,657)	$19,617

(1)      Unallocated expenses include costs associated with finance, human resources, legal, administration, internal technology and other corporate expenses.